Exhibit 99.1

Rainmaker Reports Second Quarter 2009 Financial Results

Campbell, Calif., August 6, 2009 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading provider of sales and marketing solutions offering hosted application software and execution services, today reported financial results for the second quarter ended June 30, 2009.

Second Quarter Financial Highlights:

•	Achieved positive non-GAAP operating cash flow

•	Second quarter revenue of $11.5 million

•	Contract sales revenue grew 9% sequentially

•	Gross margin improved to 46%

•	Ending cash balance of $16.7 million

Rainmaker CEO Michael Silton commented, “We achieved second quarter positive operating cash flow as a result of the significant cost reductions we implemented over the past few quarters. We are focused on continuing to achieve positive operating cash flow and maintaining tight control over our spending. We grew contract sales revenue 9% sequentially, with overall revenues declining 7% percent, as lead development revenues were impacted by client program changes from the first quarter. In the second quarter, we started to see an improvement in the outlook for lead development as business conditions stabilized and began to show signs of improvement from the first quarter.”

Rainmaker achieved second quarter positive non-GAAP operating cash flow of $174,000. Non-GAAP operating cash flow is computed by taking the net loss of $1.9 million and excluding the non-cash items of stock based compensation expense of $653,000, and depreciation and amortization expense of $1.5 million.

Total cash and cash equivalents at June 30, 2009 were $16.7 million, compared with $17.7 million at March 31, 2009. Payments against the term loan were $265,000 in the quarter, reducing total debt balance to $3.1 million at June 30th. Capital equipment purchases in the second quarter were $364,000, down from $602,000 in the first quarter of 2009.

During the second quarter, Rainmaker used $85,000 in cash to repurchase approximately 95,000 shares of its outstanding common stock. Since inception of the program through June 30, 2009, Rainmaker has repurchased approximately 466,000 shares of its outstanding common stock at a cost of approximately $653,000. The share purchase plan was extended to January 31, 2010 for repurchase of shares at a cost of up to $3 million.

Net revenue for the second quarter was $11.5 million, compared to net revenue of $12.4 million in the first quarter of 2009 and net revenue of $17.8 million in the second quarter of 2008.

Contract sales revenue in the second quarter grew 9% sequentially and 2% year-over-year. Training sales revenue was flat both sequentially and year-over-year. Lead development revenue in the second quarter was down 24% sequentially and down 56% year-over-year, mainly due to client program changes from the first quarter.

Gross margin improved to 46% in the second quarter of 2009, up from 42% in the first quarter, reflecting improvement in operating efficiency as a result of the cost cutting actions taken by the Company.

GAAP net loss for the second quarter of 2009 was $1.9 million, or a loss of $0.10 per share, compared to GAAP net loss of $3.9 million, or a loss of $0.20 per share, for the second quarter of 2008, and a GAAP net loss of $3.9 million, or a loss of $0.20 per share, in the first quarter of 2009.

Non-GAAP net loss for the second quarter in 2009 improved 64 percent sequentially to $1.0 million, or a loss of $0.05 per share. Second quarter non-GAAP net loss excludes stock based compensation of $653,000 and amortization of intangible assets from acquisitions of $287,000, and compares to a non-GAAP net loss of $2.2 million, or a loss of $0.11 per share, for the second quarter of 2008, and a non-GAAP net loss of $2.8 million, or a loss of $0.15 per share, in the first quarter of 2009.

Income tax expense in the second quarter of 2009 was $92,000, reflecting franchise tax for the state of Texas and foreign tax for Rainmaker subsidiaries.

Second quarter 2009 basic EPS results are based on 19.2 million weighted average shares outstanding and exclude all options, warrants and unvested restricted share awards which are anti-dilutive.

Total shares outstanding at June 30, 2009 were approximately 21.6 million common shares, which includes approximately 2.3 million unvested restricted shares. In addition, Rainmaker had 1.9 million unexercised options and warrants outstanding with a weighted average exercise price of approximately $3.13 per share.

Recent Business Highlights

•	Launched ViewCentral 6.0 enhanced SaaS on-demand marketing and customer education sales solution

•	Added leading telecommunications and industrial equipment companies as new clients for lead development

•	Renewed lead development agreement with global network computing client

•	Renewed and expanded contract sales agreements with four global technology companies

•	Renewed agreements for customer education sales with five global clients within financial services, technology and telecommunications

Financial Guidance

Rainmaker expects revenue for the third quarter of 2009 to be up slightly from the second quarter of 2009, and to maintain positive operating cash flow.

Conference Call

Rainmaker Systems will host a conference call and webcast today at 1:30 p.m. Pacific Time to discuss its fiscal 2009 second quarter results. Those wishing to participate in the live call should dial (877) 941-1848 using the password “Rainmaker.” A replay of the call will be available for one week beginning approximately one hour after the call’s conclusion by dialing (800) 406-7325 and entering 4110324 followed by the “#” key when prompted for a code. To access the live webcast of the call, go to the Investor Relations section of Rainmaker’s website at www.rmkr.com. A webcast replay of the conference call will be available for one year on the Calls/Events page of the Investor Relations section at www.rmkr.com.

Discussion of Non-GAAP Financial Measures

Rainmaker Systems’ management evaluates and makes operating decisions using various performance measures. In addition to GAAP results, Rainmaker also considers adjusted net (loss) income and adjusted net (loss) income per share, which are referred to as non-GAAP net income (loss) and non-GAAP net income (loss) per share, EBITDA, and adjusted net cash provided by (used in) operating activities which is referred to as non-GAAP operating cash flow. These non-GAAP measures are derived from the revenue generated by Rainmaker’s business and the costs directly related to the generation of that revenue, such as costs of services, sales and marketing expenses, technology expenses and general and administrative expenses, that management considers in evaluating the Company’s operating performance. Non-GAAP net (loss) income, non-GAAP net (loss) income per share, EBITDA and non-GAAP operating cash flow exclude certain expenses that management does not consider to be related to the Company’s core operating performance.

Non-GAAP net loss consists of net loss excluding equity plan-related compensation expenses, and amortization of purchased intangible assets. Stock compensation adjustments were $653,000 for the three months ended June 30, 2009 and represents the current quarter amortization of compensation expense related to stock options and restricted stock awards granted prior to and during the quarter. Amortization of intangible assets was $287,000 for the three months ended June 30, 2009 and related primarily to the prior acquisitions of Sunset Direct, ViewCentral and Qinteraction. See Exhibit A for a reconciliation of GAAP net loss to non-GAAP net loss.

Second quarter 2009 EBITDA was negative $429,000. EBITDA consists of net loss excluding interest income or expense, income taxes, and depreciation & amortization. Provision for income taxes was $92,000 for the three months ended June 30, 2009. Non-cash charges for depreciation of property and equipment was $1,174,000 for the three months ended June 30, 2009. Non-cash charges for amortization of acquisition related intangibles were $287,000 for the three months ended June 30, 2009 and related primarily to our prior business acquisitions. Interest and other income was $42,000 for the three months ended June 30, 2009 and related primarily to foreign currency translation gains and interest earned on cash deposits which was partially offset by interest expense on our term loans. See Exhibit B for a reconciliation of GAAP net loss to EBITDA.

Non-GAAP operating cash flow consists of net cash used in operating activities excluding the changes in operating assets and liabilities, credit (provision) for doubtful accounts, and loss on disposal of fixed assets. The net changes in operating assets and liabilities were $370,000 for the three months ended June 30, 2009. The credit for doubtful accounts was $135,000 for the three months ended June 30, 2009. The loss on disposal of fixed assets was $35,000 for the three months ended June 30, 2009 and related to assets disposed of in connection with the relocation of our Austin facility. See Exhibit C for a reconciliation of GAAP net cash used in operating activities to non-GAAP operating cash flow.

Non-GAAP net loss, non-GAAP net loss per share, EBITDA and non-GAAP operating cash flow are supplemental measures of Rainmaker’s performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of liquidity. Rainmaker presents non-GAAP net loss, non-GAAP net loss per share, EBITDA and non-GAAP operating cash flow because management considers them to be important supplemental measures of Rainmaker’s operating performance and profitability trends, and because management believes they give investors useful information on period-to-period performance as evaluated by management. Rainmaker believes that the use of these non-GAAP measures provides consistency and comparability with Rainmaker’s past financial reports and also facilitates comparisons with other companies in Rainmaker’s industry, a number of which use similar non-GAAP financial measures to supplement their GAAP results. Management has historically used non-GAAP net (loss)/income, non-GAAP net (loss)/income per share, EBITDA and non-GAAP operating cash flow when evaluating operating performance because management believes that the inclusion or exclusion of the items described above provides an additional measure of the Company’s core operating results and facilitates comparisons of the Company’s core operating performance against prior periods and the Company’s business model objectives. Rainmaker has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluation of the Company’s ongoing core operations.

About Rainmaker

Rainmaker Systems, Inc. delivers sales and marketing solutions, offering hosted application software and execution services designed to drive more revenue for our clients. Our Revenue Delivery PlatformSM combines proprietary, on-demand application software and advanced analytics with specialized sales and marketing execution services. Rainmaker clients include large enterprises in a range of industries, including computer hardware and software, telecommunications, and financial services industries. For more information, visit www.rmkr.com or call 800-631-1545.

NOTE: Rainmaker Systems, the Rainmaker logo, and Sunset Direct are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

This press release contains forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are our client concentration as we depend on a small number of clients for a significant percentage of our revenue, the possibility of the discontinuation and/or realignment of some client relationships, general market conditions, the current very difficult macro-economic environment and its impact on our business as our clients are reducing their overall marketing spending and our clients’ customers are reducing their purchase of services contracts, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our ability to expand our channel hosted contract solution and drive adoption of this solution by resellers, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, and the financial condition of our clients’ businesses, and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q.

CONTACT:

Steve Valenzuela	Todd Kehrli or Jim Byers
Chief Financial Officer	Investor Relations
Rainmaker Systems, Inc.	MKR Group, Inc.
(408) 340-2560	(323) 468-2300
stevev@rmkr.com	rmkr@mkr-group.com

– Financial tables to follow –

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$16,730	$20,040
Restricted cash	65	942
Accounts receivable, less allowance for doubtful accounts of $107 at June 30, 2009 and $550 at December 31, 2008	7,887	10,560
Prepaid expenses and other current assets	2,213	2,092

Total current assets	26,895	33,634
Property and equipment, net	8,451	10,222
Intangible assets, net	1,021	1,611
Goodwill	3,507	3,507
Other noncurrent assets	2,509	2,472

Total assets	$42,383	$51,446

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,907	$10,220
Accrued compensation and benefits	981	1,201
Other accrued liabilities	1,991	2,981
Deferred revenue	2,869	3,825
Current portion of capital lease obligations	240	226
Current portion of notes payable	1,725	1,725

Total current liabilities	17,713	20,178
Deferred tax liability	262	198
Long term deferred revenue	154	543
Capital lease obligations, less current portion	—	240
Notes payable, less current portion	1,412	2,608

Total liabilities	19,541	23,767

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 22,342,126 shares issued and 21,645,324 shares outstanding at June 30, 2009, and 21,579,251 shares issued and 21,178,010 shares outstanding at December 31, 2008	20	19
Additional paid-in capital	119,904	118,628
Accumulated deficit	(94,521)	(88,681)
Accumulated other comprehensive loss	(1,359)	(1,355)
Treasury stock, at cost, 696,802 shares at June 30, 2009 and 401,241 shares at December 31, 2008	(1,202)	(932)

Total stockholders’ equity	22,842	27,679

Total liabilities and stockholders’ equity	$42,383	$51,446

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net revenue	$11,534	$17,817	$23,897	$38,419
Cost of services	6,267	10,422	13,377	21,029

Gross margin	5,267	7,395	10,520	17,390

Operating expenses:
Sales and marketing	1,037	2,183	2,471	4,257
Technology and development	2,392	3,643	5,456	6,895
General and administrative	2,267	3,615	5,022	7,042
Depreciation and amortization	1,461	1,949	3,143	3,702

Total operating expense	7,157	11,390	16,092	21,896

Operating (loss) income	(1,890)	(3,995)	(5,572)	(4,506)
Interest and other income, net	42	186	(91)	530

(Loss) income before income tax expense	(1,848)	(3,809)	(5,663)	(3,976)
Income tax expense	92	114	177	224

Net (loss) income	$(1,940)	$(3,923)	$(5,840)	$(4,200)

Basic (loss) income per share	$(0.10)	$(0.20)	$(0.30)	$(0.22)

Diluted (loss) income per share	$(0.10)	$(0.20)	$(0.30)	$(0.22)

Weighted average common shares
Basic	19,236	19,367	19,240	19,347

Diluted	19,236	19,367	19,240	19,347

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2009	2008
Operating activities:
Net loss	$(5,840)	$(4,200)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	2,553	2,011
Amortization of intangible assets	590	1,691
Stock-based compensation expense	1,275	1,024
(Credit) provision for allowances for doubtful accounts	(332)	291
Amortization of discount on notes receivable	—	124
Loss on disposal of fixed assets	193	76
Changes in operating assets and liabilities:
Accounts receivable	2,981	6,844
Prepaid expenses and other assets	(175)	868
Accounts payable	(271)	(15,618)
Accrued compensation and benefits	(263)	164
Other accrued liabilities	(966)	(1,136)
Income tax payable	(24)	(142)
Deferred tax liability	66	62
Deferred revenue	(1,345)	483

Net cash used in operating activities	(1,558)	(7,458)

Investing activities:
Purchases of property and equipment	(966)	(2,801)
Restricted cash, net	877	(209)
Payment for contingent consideration in a business acquisition	—	(1,000)

Net cash used in investing activities	(89)	(4,010)

Financing activities:
Proceeds from issuance of common stock from option exercises	—	19
Proceeds from issuance of common stock from ESPP	2	10
Principal payment of notes payable	(1,188)	(1,062)
Principal payment of capital lease obligations	(226)	(253)
Tax payments in connection with treasury stock surrendered	(129)	(118)
Purchases of treasury stock	(141)	—

Net cash used in financing activities	(1,682)	(1,404)

Effect of exchange rate changes on cash	19	(43)

Net decrease in cash and cash equivalents	(3,310)	(12,915)
Cash and cash equivalents at beginning of period	20,040	37,407

Cash and cash equivalents at end of period	$16,730	$24,492

Supplemental disclosures of cash flow information:
Cash paid for interest	$131	$46

Cash paid for taxes	$112	$276

Supplemental disclosures of non-cash investing and financing activities:
Acquisition of assets under capital lease	$—	$719

RAINMAKER SYSTEMS, INC.

EXHIBIT A

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS (1)

(In thousands, except per share)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Net loss - GAAP basis	$(1,940)	$(3,923)	$(5,840)	$(4,200)
Stock compensation adjustments (2):

Cost of services	49	85	90	12
Sales and marketing	75	61	152	81
Technology and development	33	85	93	167
General and administrative	496	389	940	764
Amortization of intangible assets (3)	287	823	590	1,691
Facility closures (4)	—	303	161	303

Net loss – Non-GAAP basis	$(1,000)	$(2,177)	$(3,814)	$(1,182)

Diluted weighted average shares outstanding	19,236	19,367	19,240	19,347

Non-GAAP diluted net loss per share	$(0.05)	$(0.11)	$(0.20)	$(0.06)

(1)	To supplement our financial results presented on a GAAP basis, we use non-GAAP net loss, which excludes certain business combination accounting entries and expenses related to acquisitions as well as other expenses including stock-based compensation. As we have completed six acquisitions since January 1, 2005, we believe non-GAAP net loss provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Non-GAAP net loss is not meant to be considered in isolation or as a substitute for GAAP net loss, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
(2)	Stock-based compensation: We adopted FASB Statement No. 123R, “Share Based Payments”, on January 1, 2006 under the modified prospective method. Statement 123R requires us to record non-cash operating expenses associated with stock option and restricted share awards at their estimated fair values. Prior to our Statement 123R adoption, we recorded stock-based compensation expenses at intrinsic values. Stock-based compensation expenses will recur in future periods.
(3)	We have excluded the effect of amortization of intangibles from our non-GAAP net loss. We believe this helps investors understand a significant reason why our GAAP operating expenses increase following acquisitions. Investors should note that the use of intangible assets contributed to revenue earned during the period and will contribute to future revenue generation and should also note that these amortization expenses are recurring.
(4)	In the quarter ended December 31, 2008, the company decided to reduce the space leased in Manila for our Philippine operations and took a charge of approximately $130,000. Additionally, in the quarter ended March 31, 2009, we decided to further reduce our space leased in Manila and took an additional charge of approximately $161,000 which consisted of $95,000 related to the write-off of the remaining book value of the leasehold improvements at this location, and approximately $66,000 related to early termination penalty and forfeiture of the security deposit as specified in the lease agreement.

RAINMAKER SYSTEMS, INC.

EXHIBIT B

RECONCILIATION OF NET LOSS TO EBITDA (1)

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Net loss	$(1,940)	$(3,923)	$(5,840)	$(4,200)

Add:
Provision for income taxes	92	114	177	224
Depreciation of property and equipment	1,174	1,126	2,553	2,011
Amortization of acquisition related intangibles	287	823	590	1,691
Interest and other (income)/expense	(42)	(186)	91	(530)

	1,511	1,877	3,411	3,396

EBITDA – Non-GAAP basis	$(429)	$(2,046)	$(2,429)	$(804)

(1)	To supplement our financial results presented on a GAAP basis, we use EBITDA, which excludes certain cash and non-cash expenses. We believe EBITDA provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. EBITDA is not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We regularly use EBITDA internally to manage our business and make operating decisions.

RAINMAKER SYSTEMS, INC.

EXHIBIT C

RECONCILIATION OF GAAP NET CASH USED IN OPERATING ACTIVITIES TO NON-GAAP OPERATING

CASH FLOW (1)

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Net cash used in operating activities - GAAP basis	$(296)	$(7,174)	$(1,558)	$(7,458)
Changes in operating assets and liabilities	370	6,071	(3)	8,475
Credit (provision) for doubtful accounts	135	(119)	332	(291)
Loss on disposal of fixed assets	(35)	(76)	(193)	(76)
Amortization of discount on notes receivable	—	(56)	—	(124)

Operating cash flow – Non-GAAP basis	$174	$(1,354)	$(1,422)	$526

(1)	To supplement our financial results presented on a GAAP basis, we use non-GAAP operating cash flow, which excludes certain cash and non-cash expenses. We believe non-GAAP operating cash flow provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Non-GAAP operating cash flow is not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

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